EXHIBIT 10.36

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk to denote where omissions have been made. The confidential material has been filed separately with the Commission.

SECOND EXTENSION OF LEXAR / UMC FOUNDRY CAPACITY AGREEMENT

This Extension of Lexar / UMC Foundry Capacity Agreement (“Extension”) is entered into as of January 1, 2006 (“the Effective Date”) by and between Lexar Media, Inc. (“Lexar” or “Buyer”) incorporated in Delaware, with offices at 47421 Bayside Parkway, Fremont, California 94538; and UMC Group (USA) (“UMC” or “Seller”), with offices at 488 DeGuigne Drive, Sunnyvale, CA 94085.

WHEREAS the parties previously entered a Foundry Capacity Agreement with an effective date of August 12, 2003 (the “Agreement”) which was to remain in effect until December 31, 2004, and previously extended that agreement to December 31, 2005 by entering the SECOND EXTENSION OF LEXAR / UMC FOUNDRY CAPACITY AGREEMENT, with an effective date of December 28, 2004;

WHEREAS the Agreement stated by its terms that the parties could by mutual written agreement extend the term of the Agreement for successive one year periods; and

WHEREAS the parties to the Agreement now desire to extend the Agreement for the second such one year period;

THEREFORE, the parties agree:

1.                                       Pursuant to section 5.1 of the Agreement, the Agreement is extended for a one year period to terminate, unless further extended, on December 31, 2006.

2.                                       The materials attached hereto as Exhibits A and B shall be appended to, and considered to be a part of, Exhibits A and B, respectively, of the Agreement.

3.                                       This Extension shall in all respects be interpreted, enforced and governed by and under the laws of the State of California, without regard to its conflict of laws rules.  The language of this Extension shall be construed as a whole according to its fair meaning, and not strictly for or against either of the parties.  Except for requests for injunctive or other equitable relief, which may be heard in any court of competent jurisdiction, any disputes hereunder shall be adjudicated only by courts located in San Jose, California, or the Northern District of California, as appropriate, to whose exclusive jurisdiction the parties hereby consent.

4.                                       Effective concurrently with the Effective Date of this Extension, Section 11 of the Agreement is amended to read as follows:

11.       MISCELLANEOUS.  This Agreement may not be assigned by either party without the express written consent of the other party, which may be given or withheld at the sole discretion of the other party, except that either party may assign or transfer this Agreement, including its rights and obligations under this Agreement, without consent from the other party in the course of a merger, reorganization or acquisition of such party or all or substantially all of such party’s assets, provided however that Lexar’s rights and obligations may not be assigned to, or acquired by any entity that (a) is, or is owned or controlled directly or indirectly by, any company engaged in the business of providing semiconductor wafer foundry services; (b) has a history of multiple, material defaults in its contractual obligations to Seller or Seller’s corporate parent (unless arrangements can be made to reasonably assure future performance);  (c) has a demonstrable reputation in the industry for failure to observe obligations of confidentiality related to proprietary information; (d) is adverse to Seller or Seller’s corporate parent in litigation related to intellectual property rights; or (e)  is located in Country Groups D:1 or E:2 as specified in Part 740.6 and Supplement 1 to Part 740 of the Export Administration Regulations.  This Agreement shall be binding upon and for the benefits of the undersigned parties and any permitted successors or assigns.  Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof.  This Agreement may be executed in counterparts and delivered by facsimile.

ACCORDINGLY, each Party to this Agreement represents and warrants that the representatives signing on their respective behalf is authorized to enter into this Agreement and to bind that Party to its terms.

LEXAR MEDIA, Inc.

By:

/s/ Eric Stang

Name: Eric Stang

Title: Chairman, CEO and President

UMC GROUP (USA)

By:	/s/ Tony Yu

Name: Tony Yu

Title: VP

Exhibit A

Lexar’s Wafer Forecast for Y2006

(Monthly 8” equivalent wafer-outs)

The following Forecast Table for Y2006 to be added under Exhibit A:

Y2006

Wafer Forecast:

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
0.45um	*	*	*	*	*	*	*	*	*	*	*	*
0.25um	*	*	*	*	*	*	*	*	*	*	*	*
0.18um	*	*	*	*	*	*	*	*	*	*	*	*

Exhibit B

Y2006 Production Wafer Pricing

8-inch wafer

The following wafer pricing for Y2006 to be added under Exhibit B:

Process Technology:	Q1		Q2		Q3		Q4

0.45um *	$	*	$	*	$	*	$	*

0.25um *	$	*	$	*	$	*	$	*

0.18um *	$	*	$	*	$	*	$	*

Note: (+) Pricing does not include *.

* Confidential treatment requested.